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Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANT


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                                                                                               JURISDICTION OF
                                                                                              INCORPORATION OR
                                                                                                ORGANIZATION
 Schawk Canada, Inc.                                                                        Ontario
     Design Partners Inc.                                                                   Ontario
     Cactus Imaging Centres Inc.                                                            Ontario
     Schawk, Inc.                                                                           Ontario
     9108 - 259 Quebec Inc.                                                                 Quebec
 Schawk USA, Inc.                                                                           Delaware
     JJES, Inc.                                                                             Delaware
     Designer's Atelier, Inc.                                                               Delaware
     Horan Imaging Solutions, Inc.                                                          New York
     InterchangeDigital, Inc.                                                               Delaware
     LSI/Kala of Michigan, Inc.                                                             Michigan
         LSI/Kala Michigan LP                                                               Delaware
         LSI/Kala LP                                                                        Delaware
         LSI/Kala LLC                                                                       Delaware
     Schawk LLC                                                                             Delaware
     Mauritius Holding Company                                                              China
     Schawk Japan, Inc.                                                                     Delaware
     Schawk Singapore, Inc.                                                                 Delaware
 Schawk Global Enterprises, Inc.                                                            Michigan
     Schawk de Mexico Serverios                                                             Mexico
     Schawk de Mexico SRL                                                                   Mexico
 Schawk Labuan Inc.                                                                         Malaysia
     Schawk (BVI) Holdings Inc.                                                             British Virgin Islands
         Laserscan Sdn Berhad (Company 138179A)                                             Malaysia
         Laserscan Flexographic Sdn Bhd                                                     Malaysia
         Laserscan (Singapore) Pte Ltd                                                      Singapore
         Laserscan Technology (M) Sdn Bhd                                                   Malaysia
         Toyo Laserscan Flexographic (Shanghai) Co. Ltd.                                    China
     Schawk (BVI) Services Inc.                                                             British Virgin Islands
 Schawk - Asia, Inc.                                                                        Delaware
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